Independent Auditors' Consent



  The Board of Directors
  Cerner Corporation:


  We consent to incorporation by reference in the Registration Statements (No. 333-77029, No. 33-56868, No. 33-55082, No. 33-
  41580, No. 33-39777, No. 33-39776, No. 33-20155, and No.  33-
  15156) on Form S-8, Registration Statement No. 33-72756 on Form S-3 and Registration Statement No. 333-40156 on Form S-4 of Cerner Corporation of our reports, dated January 31, 2001,
  relating to  the  consolidated   balance   sheets   of Cerner
  Corporation as of December 30, 2000 and January 1, 2000   and
  the related consolidated statements of operations, changes in
  equity, and   cash flows and related schedule for each of the
  years in the three-year period ended December 30, 2000, which reports are included herein.

                             KPMG LLP

  Kansas City, Missouri
  March 29, 2001